UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  JUNE 11, 2003

                         CLEAN DIESEL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                   000-27432                  06-1393453
(State or other jurisdiction     (Commission                (IRS Employer
     of incorporation)            File Number)            Identification No.)


                         SUITE 702, 300 ATLANTIC STREET
                                STAMFORD CT 06901
                                 (203) 423-7050
          (Address and Telephone Number of principal executive offices)


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ITEM 5. OTHER EVENTS.

     On June 11, 2003, following the annual meeting of stockholders of the Registrant, the Board of Directors of the Registrant separated the positions of Chairman of the Board and Chief Executive Officer by electing Derek R. Gray as Chairman of the Board and reelecting Jeremy D. Peter-Hoblyn as Chief Executive Officer. The position of Chairman of the Board is a non-executive position. Mr. Gray has been a director of the Registrant since 1998. Mr. Peter-Hoblyn has been a Director and the Chief Executive Officer of the Registrant since 1995. The separation of the positions of Chairman and Chief Executive Officer is in accordance with the Registrant's announced intention to do so at the annual meeting of stockholders one year ago on June 11, 2002.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Clean Diesel Technologies, Inc.

                                      By:   /s/ C.W. Grinnell
                                          --------------------------
                                            Charles W. Grinnell
                                          Vice President & Secretary
Dated: June 13, 2003


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